Exhibit 99.1

Herbalife Ltd. Announces First Quarter 2016 Results and Raises Full Year Adjusted Guidance

  First quarter 2016 adjusted1 EPS of $1.36 per diluted share increased 5% compared to $1.29 per diluted share for the comparable prior year quarter. Reported EPS increased 22% to $1.12 per diluted share compared to $0.92 per diluted share for the comparable prior year quarter.
  First quarter 2016 reported net sales of $1.1 billion increased 1% and 11%, on an as reported and constant currency basis, respectively, compared to the prior year period.
  Volume points increased 4% in the first quarter 2016 compared to the first quarter 2015.
  Raises FY ’16 adjusted diluted EPS guidance to a range of $4.40 to $4.75; up from the previous range of $4.05 to $4.50.

LOS ANGELES--(BUSINESS WIRE)--May 5, 2016--Herbalife Ltd. (NYSE: HLF) reported first quarter net sales of $1.1 billion, reflecting an increase of 1% compared to the prior year period. First quarter 2016 net sales, excluding the impact of currency, grew by 11%. Adjusted1 earnings for the quarter grew 5% to $1.36 per diluted share, compared to $1.29 per diluted share for the first quarter in 2015. On a reported basis, first quarter net income of $95.8 million or $1.12 per diluted share increased by 23% and 22% respectively, compared to $78.2 million or $0.92 per diluted share for the comparable quarter in 2015. Due to currency fluctuations, first quarter 2016 net income and diluted EPS were negatively impacted by $27.5 million2 and $0.322 respectively.

Michael O. Johnson, chairman and CEO of Herbalife, stated, “We’ve started the year by exceeding EPS guidance on both the top and bottom line and by returning to reported net sales growth, year over year, the first time in 5 quarters. Our updated guidance reflects the confidence that we have for the remainder of the year as we continue to hold the line on expenses while investing prudently towards the future.”

Johnson continued, “Our Members, through their growing and sustainable businesses, continue to engage with their customers on a much more personal level and are perfectly situated to be a leading part of the solution for many global health challenges facing the world today.”

”First Quarter and 2016 Key Metrics3,4

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	1Q'16	Yr/Yr % Chg	1Q'16	Yr/Yr % Chg
North America	319.5	7%	74,631	-4%
Asia Pacific	249.5	-6%	71,301	-5%
EMEA	260.7	14%	77,380	12%
Mexico	215.9	6%	63,492	-3%
South & Central America	177.8	-16%	56,851	-10%
China	155.2	36%	28,291	40%
Worldwide Total	1,378.6	4%	358,742	0%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 1Q '16 (mil)	Growth/Decline including FX	Growth/Decline excluding FX
North America	$246.0	9%	9%
Asia Pacific	$221.1	-9%	-2%
EMEA	$198.4	6%	17%
Mexico	$109.7	-11%	7%
South & Central America	$127.0	-21%	2%
China	$217.4	32%	39%
Worldwide Total	$1,119.6	1%	11%

Outlook

Guidance for the second quarter 2016 includes an unfavorable impact from currency exchange rates of approximately $0.20 per diluted share versus the second quarter of 2015.

Full year 2016 guidance includes a currency headwind of approximately $0.70 per diluted share, compared to 2015, which is a $0.10 improvement over the guidance the company provided a quarter ago.

Based on current business trends the company’s second quarter 2016 and full year 2016 guidance is as follows:

	Three Months Ending		Twelve Months Ending
	June 30, 2016		December 31, 2016
	Low	High	Low	High
Volume Point Growth vs 2015	1.5%	4.5%	2.0%	5.0%
Net Sales Growth vs 2015	0.0%	3.0%	1.5%	4.5%
Adjusted Diluted EPS	$1.10	$1.20	$4.40	$4.75
Cap Ex ($ millions)	$65.0	$75.0	$145.0	$175.0
Effective Tax Rate	28.0%	30.0%	28.0%	30.0%
Currency Adjusted(a) Net Sales Growth vs 2015	5.5%	8.5%	6.0%	9.0%
Currency Adjusted(a) EPS	$1.30	$1.40	$5.10	$5.45

(a) Excludes the impact of Venezuela price increases tied to FX rate movements.

Guidance excludes the impact of legal and advisory services and expenses relating to challenges to the company’s business model and regulatory inquiries, any impact from a possible settlement or litigation with the FTC, the impact of non-cash interest costs associated with the company’s convertible notes and the expenses incurred related to the effort to recover costs related to the re-audits that occurred in 2013. Forward guidance is based on the average daily exchange rates of the first two weeks of April. With respect to Venezuela, the guidance assumes a SIMADI rate of 270 to 1 for the remaining full-year 2016 guidance.

First Quarter 2016 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Thursday, May 5, 2016, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (706) 634-5671 for international callers (conference ID 84070531). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 84070531). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife is a global nutrition company that has been changing people's lives with great products since 1980. Our nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Independent Herbalife Members in more than 90 countries. We are committed to fighting the worldwide problems of poor nutrition and obesity by offering high-quality products, one-on-one coaching with an Herbalife member and a community that inspires customers to live a healthy, active life.

We support the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need.

Herbalife's website contains a significant amount of financial and other information about the company at http://ir.herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted. To learn more visit Herbalife.com or IAmHerbalife.com.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our international operations;
  restrictions imposed by covenants in our credit facility;

  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.
2 Excludes the impact of Venezuela price increases tied to foreign exchange rate movements.
3 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.
4 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some are active in more than one region but are counted only once in the worldwide amount.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2016	3/31/2015

North America	$246.0	$226.7
Mexico	109.7	123.6
South and Central America	127.0	161.7
EMEA	198.4	186.4
Asia Pacific	221.1	242.8
China	217.4	164.2
Worldwide net sales	1,119.6	1,105.4
Cost of Sales (5)	213.1	215.4
Gross Profit	906.5	890.0
Royalty Overrides	311.9	323.0
Selling, General and Administrative Expenses (6)	426.3	431.4
Operating Income	168.3	135.6
Interest Expense, net	24.9	21.5
Other Expense, net (7)	-	2.3
Income before income taxes	143.4	111.8
Income Taxes	47.6	33.6
Net Income	$95.8	$78.2

Basic Shares	82.8	82.3
Diluted Shares	85.6	84.6

Basic EPS	$1.16	$0.95
Diluted EPS	$1.12	$0.92

(5) Cost of Sales includes $1.4 million of inventory write downs related to Venezuela for the three months ended March 31, 2015.
(6) Selling, General and Administrative Expenses includes $32.6 million pre-tax unfavorable impact related to the remeasurement of Venezuela Bolivar-denominated assets and liabilities at the SIMADI rate for the three months ended March 31, 2015.
(7) Other Expense, net relates to the impairment of investments in Bolivar-denominated bonds for the three months ended March 31, 2015.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Mar 31,	Dec 31,
	2016	2015

ASSETS
Current Assets:
Cash & cash equivalents	$774.2	$889.8
Receivables, net	89.9	69.9
Inventories	336.5	332.0
Prepaid expenses and other current assets	157.8	161.1
Deferred income tax assets	115.7	113.5
Total Current Assets	1,474.1	1,566.3

Property, net	338.6	339.2
Deferred compensation plan assets	29.3	29.3
Other assets	140.2	141.1
Marketing related intangibles and other intangible assets, net	310.1	310.2
Goodwill	94.0	91.8
Total Assets	$2,386.3	$2,477.9

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$72.3	$71.1
Royalty overrides	242.1	249.9
Accrued compensation	98.9	128.8
Accrued expenses	237.6	228.7
Current portion of long-term debt	410.0	229.5
Advance sales deposits	88.7	63.8
Income taxes payable	58.3	52.6
Total Current Liabilities	1,207.9	1,024.4

Non-current liabilities
Long-term debt, net of current portion	992.8	1,392.5
Deferred compensation plan liability	46.2	43.6
Deferred income tax liabilities	0.4	0.4
Other non-current liabilities	74.1	70.5
Total Liabilities	2,321.4	2,531.4

Contingencies

Shareholders' equity (deficit):
Common shares	0.1	0.1
Paid-in capital in excess of par value	446.5	438.2
Accumulated other comprehensive loss	(151.2)	(165.5)
Accumulated deficit	(230.5)	(326.3)
Total Shareholders' Equity (Deficit)	64.9	(53.5)

Total Liabilities and Shareholders' Equity (Deficit)	$2,386.3	$2,477.9

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	3/31/2016	3/31/2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$95.8	$78.2
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	23.9	22.9
Excess tax benefits from share-based payment arrangements	(0.2)	(2.5)
Share-based compensation expenses	9.8	11.1
Non-cash interest expense	15.6	12.2
Deferred income taxes	(3.2)	1.3
Inventory write-downs	7.3	4.9
Foreign exchange transaction gain	(0.7)	(18.3)
Foreign exchange loss and other charges relating to Venezuela	1.9	36.3
Other	(0.8)	4.6
Changes in operating assets and liabilities:
Receivables	(17.3)	(14.4)
Inventories	(2.6)	15.0
Prepaid expenses and other current assets	9.3	10.8
Other assets	(2.1)	(6.2)
Accounts payable	2.8	(1.1)
Royalty overrides	(10.4)	(23.0)
Accrued expenses and accrued compensation	(20.4)	22.5
Advance sales deposits	23.6	16.3
Income taxes	6.5	(10.6)
Deferred compensation plan liability	2.3	1.1
NET CASH PROVIDED BY OPERATING ACTIVITIES	141.1	161.1
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(29.7)	(22.8)
Other	4.1	6.1
NET CASH (USED IN) INVESTING ACTIVITIES	(25.6)	(16.7)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on senior secured credit facility and other debt	(229.7)	(25.0)
Share repurchases	(2.3)	(9.0)
Excess tax benefits from share-based payment arrangements	0.2	2.5
Other	(1.9)	0.4
NET CASH (USED IN) FINANCING ACTIVITIES	(233.7)	(31.1)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2.6	(43.2)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(115.6)	70.1
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	889.8	645.4
CASH AND CASH EQUIVALENTS, END OF PERIOD	$774.2	$715.5

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, Except per Share Data)

In addition to its reported results, the company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2016	3/31/2015
	(in millions)

Net income, as reported	$95.8	$78.2
Remeasurement, impairment losses and other charges relating to Venezuela (8) (9)	-	25.2
Expenses incurred responding to attacks on the company's business model (8) (10)	2.3	2.9
Expenses related to Regulatory inquiries (8) (11)	4.8	2.1
Expenses incurred for the recovery of re-audit fees (8) (12)	0.9	0.1
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (13)	-	(10.1)
Non-cash interest expense and amortization of non-cash issuance costs (8) (14)	12.2	10.5
Net income, as adjusted (15)	$116.1	$108.8

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with
U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended
	3/31/2016	3/31/2015

Diluted earnings per share, as reported	$1.12	$0.92
Remeasurement, impairment losses and other charges relating to Venezuela (8) (9)	-	0.30
Expenses incurred responding to attacks on the company's business model (8) (10)	0.03	0.03
Expenses related to Regulatory inquiries (8) (11)	0.06	0.02
Expenses incurred for the recovery of re-audit fees (8) (12)	0.01	-
Foreign exchange gain from Euro/USD exposure on intercompany balances (8) (13)	-	(0.12)
Non-cash interest expense and amortization of non-cash issuance costs (8) (14)	0.14	0.12
Diluted earnings per share, as adjusted (15)	$1.36	$1.29

(8) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The company plans to update the income tax impact of these items in subsequent interim reporting periods.
(9) Net of $11.1 million tax benefit for the three months ended Mar 31, 2015.
(10) Net of $0.6 million and $1.5 million tax benefit for the three months ended Mar 31, 2016 and 2015, respectively.
(11) Net of $2.8 million and $1.3 million tax benefit for the three months ended March 31, 2016 and 2015, respectively.
(12) Net of $0.5 million tax benefit for the three months ended March 31, 2016.
(13) Net of $2.7 million tax expense for the three months ended March 31, 2015.
(14) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(15) Amounts may not total due to rounding.

The following is a reconciliation of total long-term debt to net debt:

	3/31/2016	12/31/2015
	(in millions)

Total long-term debt (current and long-term portion)	$1,402.8	$1,622.0
Less: Cash and cash equivalents	774.2	889.8
Net debt	$628.6	$732.2

CONTACT:
Herbalife Ltd.
Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420
or
Investor Contact:
Alan Quan
VP, Investor Relations
213.745.0541